UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2009

BLACKHAWK BIOFUELS, LLC

(Exact name of registrant as specified in its charter)

Delaware	000-53651	20-2760722
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

210 West Spring Street, Freeport, Illinois	61032
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (815) 235-2461

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 21, 2009 we executed a Second Amended and Restated Agreement and Plan of Merger (the “Second Amended Merger Agreement”) with Renewable Energy Group, Inc., a Delaware corporation (“REG”), REG Newco, Inc., a new Delaware holding company incorporated by REG (“Newco”), and a new Delaware limited liability company wholly owned by Newco.  The Second Amended Merger Agreement amended and restated an Agreement and Plan of Merger among the parties dated May 11, 2009, as amended by an Amended and Restated Agreement and Plan of Merger executed August 7, 2009.  The only change of substance made by the Second Amended Merger Agreement was the extension of the date on which the agreement could be terminated by us, REG or Newco from December 31, 2009 to February 28, 2010.  Newco was created by REG for the purpose of acquiring REG, Blackhawk and two other biodiesel production companies in related transactions through four wholly-owned subsidiaries of REG.  REG provides biodiesel management, feedstock procurement and product marketing services to the biodiesel market.  The two other companies are Central Iowa Energy, LLC, which owns a 30 million gallon per year (“mmgy”) biodiesel production plant in Newton, Iowa, and Western Iowa Energy, LLC, which owns a 30 mmgy biodiesel plant in Wall Lake, Iowa.

Ownership of the operations of all four companies will be consolidated in the new holding company, which will be renamed Renewable Energy Group, Inc. following completion of the transaction.  The consolidated company will be owned by current REG stockholders and the current members of the three biodiesel production companies, including Blackhawk.  Under the terms of the Second Amended Merger Agreement, Unitholders of Blackhawk will receive 0.4479 of a share of Newco common stock and 0.0088 of a share of Newco preferred stock for each Class A Unit of Blackhawk held by them.  On that basis, Unitholders of Blackhawk will receive an aggregate of approximately 6,753,100 shares of common stock and approximately 132,679 shares of preferred stock of Newco, subject to rounding up for fractional shares.  Assuming that all of the related transactions are approved and close concurrently, Blackhawk Unitholders will receive approximately 18.3% of the common stock and 1.0% of the preferred stock of Newco to be issued and outstanding upon closing. These percentages are subject to increase if the transaction is not completed with either or both of the Iowa production companies but is completed with Blackhawk and REG.  Restrictions on the transfer of the Newco stock will be in effect until December 31, 2010 or until 180 days after the effective date of a registration statement for a qualifying initial public offering by Newco.  The Second Amended Merger Agreement provides that upon the closing of the transaction Ronald L. Mapes, the Chair of Blackhawk, will be appointed to serve as a director of Newco until the transfer restrictions on the Newco stock lapse.

The Second Amended Merger Agreement also provides that outstanding warrants for the purchase of 750,000 Class A Units of Blackhawk will be assumed by Newco and converted into warrants for the purchase of common stock of Newco based on the same exchange ratio as is applicable to outstanding Class A Units of Blackhawk.  Warrant holders will be required to waive any right they would otherwise have to acquire preferred stock of Newco but the exercise date applicable to the warrants will be extended by the number of days in the period between December 19, 2009, the expiration date for most of the warrants, and the first anniversary of the closing date of the merger transaction with REG and Newco.  Warrants for 550,000 of the Class A Units to be assumed by Newco are presently held by members of the Board of Managers of Blackhawk.

The transaction is subject to approval by the stockholders or members of each of the four companies involved, satisfactory arrangements with lenders and other conditions, including customary regulatory approvals and closing conditions.  However, closing of the transaction among REG, Newco and Blackhawk is not conditioned on approval and closing with the other parties to the transaction.  The parties have agreed to cooperate in preparing a registration statement on Form S-4 to register with the Securities and Exchange Commission the Newco common stock and preferred stock to be issued in the transaction.  The registration statement will contain a joint proxy statement/prospectus which will be provided to the stockholders and unitholders of each of the parties for consideration in connection with meetings to be held to consider approval of the transaction.  The registration statement was filed by Newco with the SEC on August 10, 2009 and is subject to amendment.  It is presently anticipated that a meeting of the members of Blackhawk and closing of the transaction will occur in December 2009.  Meanwhile, Blackhawk is required to operate its business in the ordinary course and has agreed not to seek an alternative business combination transaction.

A copy of the Second Amended Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Second Amended Merger Agreement is qualified in its entirety by reference to the full text of the Second Amended Merger Agreement.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2006, we granted to thirteen individuals who were then members of our board of managers warrants for the purchase of an aggregate of 650,000 of our Class A Units.  The warrants were stated to be exercisable for a period of one year from and after the date on which the Company’s biodiesel plant commences operations, which the Company has determined was December 19, 2009.  Because Newco is obligated by the terms of the Second Amended Merger Agreement to assume the warrants, as described in Item 1.01 above, the board of managers by resolution extended the exercise period of each such warrant to the close of business on March 31, 2010 to assure that the warrants would remain in effect through the anticipated closing of the combination and the amended termination date as provided in the Second Amended Merger Agreement.

A copy of the resolutions extending the exercise period of the warrants is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the extension of the exercise period for the warrants is qualified in its entirety by reference to the full text of the resolutions.

Cautionary Statement relating to Forward-Looking Information

This document contains forward-looking statements that reflect management’s current expectations regarding future events and the new holding company’s future performance, including, but not limited to, statements containing the words “will,” “believes” or words of similar import. Many factors could cause actual results to differ materially from those projected in these forward-looking statements, including, but not limited to: whether the conditions to the business combination transaction will be satisfied, the possibility that the transaction will not close, whether Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy will be able to integrate their businesses successfully and achieve anticipated synergies,  the market demand for biodiesel changes in legislation and regulations that provide incentives for the use of biodiesel, including RFS, and the costs for the feedstocks used to make biodiesel and the relationship of those costs to prices for finished biodiesel. Some of these factors and other important factors are detailed in various Securities and Exchange Commission filings made periodically by Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy, particularly in each company’s latest Annual Report on Form 10-K and its subsequent Quarterly Reports on Form 10-Q, copies of which are available from each company without charge. Please review these filings and do not place undue reliance on these forward-looking statements. Each company disclaims any intention or obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

REG Newco, Inc. has filed with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed business combination transactions involving Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy. The registration statement is subject to amendment.  Security holders of Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy are urged to read the joint proxy statement/prospectus that will be contained in the registration statement and the other relevant documents when they become available because they will contain important information about REG Newco, Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy and the proposed business combination transaction. Investors and security holders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy may obtain free copies of the joint proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission (when they become available) at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the joint proxy statement/prospectus (when it becomes available) by writing to, in the case of Renewable Energy Group, 416 S. Bell Ave., Ames, Iowa 50014, Attention: Secretary, in the case of Blackhawk Biofuels,  210 W. Spring Street, Freeport, Illinois 61032, Attention: Ronald L. Mapes, in the case of Western Iowa Energy, 1220 S. Center

Street, P.O. Box 399, Wall Lake, Iowa, 51466, Attention:  Secretary,  and, in the case of Central Iowa Energy, 3426 East 28th Street N., Newton, Iowa, 50208, Attention: Secretary. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of shareholders of Renewable Energy Group, Blackhawk Biofuels, Western Iowa Energy and Central Iowa Energy in connection with the proposed business combination transaction, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus and contained in the registration statement filed by REG Newco.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

2.1	Second Amended and Restated Agreement and Plan of Merger by and among REG Newco, Inc., REG Danville, LLC, Blackhawk Biofuels, LLC and Renewable Energy Group, Inc. executed November 21, 2009

10.1	Resolutions of the Board of Managers of Blackhawk Biofuels, LLC adopted November 21, 2009

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK BIOFUELS, LLC

Date: November 25, 2009	/s/ RONALD L. MAPES
Ronald L. Mapes
Chair (Principal Executive Officer)